EXHIBIT 99.1
Celebrate Express, Inc. Shareholder Rights Plan
KIRKLAND, WA. — July 25, 2006 – Celebrate Express Inc. (Nasdaq: BDAY) announced today that its Board of Directors approved the adoption of a Shareholder Rights Plan under which all shareholders of record as of August 8, 2006 will receive rights to purchase shares of a new series of preferred stock.
The rights will be distributed as a non-taxable dividend and will expire in ten years from the record date. The rights will be exercisable only if a person, entity or group acquires 20% or more of Celebrate Express’ common stock or announces a tender offer for 20% or more of the common stock. If a person or entity acquires 20% or more of Celebrate Express’ common stock, all rightsholders except the buyer will be entitled to acquire Celebrate Express’ common stock at a discount. The effect will be to discourage acquisitions of more than 20% of Celebrate Express’ common stock without negotiations with the Board.
The rights will trade with Celebrate Express’ common stock, unless and until they are separated upon the occurrence of certain future events. Celebrate Express’ Board of Directors may terminate the Rights Plan at any time or redeem the rights prior to the time a person acquires 20% or more of Celebrate Express’ common stock. Additional details regarding the Rights Plan will be outlined in a summary to be mailed to all shareholders following the record date.
The Rights Plan is designed to enable all Celebrate Express shareholders to realize the full value of their investment and to provide for fair and equal treatment for all shareholders in the event that an unsolicited attempt is made to acquire Celebrate Express. The adoption of the Rights Plan is intended as a means to guard against partial tender offers, open market accumulations and other abusive takeover tactics to gain control of Celebrate Express to the detriment of its shareholders and is not in response to any particular proposal.
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Forward-looking Statements
This press release contains forward-looking statements, including, without limitation, all statements related to plans, future events and financial performance. Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Our actual results and timing of events could differ materially, including demand for our products, our ability to manage our costs, our ability to manage our distribution and fulfillment operations, competition from other retailers, the strength of our brands, our ability to recruit and maintain senior management and other key personnel, and other risks detailed in our filings with the Securities and Exchange Commission, including our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. You are cautioned not to place undue reliance on these forward-looking statements, which reflect only an analysis and speak only as of the date of this press release. Celebrate Express undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
About Celebrate Express, Inc.
Celebrate Express is a leading online and catalog retailer of celebration products serving families with young children. The Company currently operates three brands: Birthday Express markets children’s party products, Costume Express markets children’s costumes and accessories, and Storybook Heirlooms markets girls’ special occasion apparel and accessories. The Company utilizes its branded websites, BirthdayExpress.com, CostumeExpress.com and Storybook.com, complemented by its branded catalogs, to offer products as complete coordinated solutions. The Company’s goal is to help families celebrate the special moments in their lives. For more information, please visit www.celebrateexpress.com.
CONTACT: Celebrate Express, Inc.
Darin White (Investor Relations), 425-250-1064 x186
Invest@celebrateexpress.com

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